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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): March 2, 2001
                                                           -------------


                          U.S. Office Products Company
                          ----------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                        0-25372                  52-1906050
       --------                        -------                  ----------
(State or Other Jurisdiction         (Commission             (I.R.S. Employer
of Incorporation)                    File Number)            Identification No.)



       1025 Thomas Jefferson St., N.W., Suite 600E, Washington D.C. 20007
       ------------------------------------------------------------------
              (Address of Principal Executive Offices and Zip Code)


       Registrant's telephone number, including area code: (202) 339-6700
                                                           --------------


                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         On March 5, 2001, the Registrant and all of its U.S. subsidiaries other than Mail Boxes Etc., Mail Boxes USA, Inc. and Global MailBox Express LLC filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. (IN RE U.S. OFFICE PRODUCTS COMPANY, ET AL., Case No. 01-00646 (PJW).) The 28 separate cases were procedurally (but not substantively) consolidated for joint administration. Each of the Registrant and the subsidiaries included in the filings will continue to operate their businesses as debtors in possession during the reorganization proceeding. The Registrant's foreign subsidiaries, including its Blue Star businesses in New Zealand and Australia, were not part of the Chapter 11 filing.

         In conjunction with the filing of the petitions, the Registrant received a commitment from The Chase Manhattan Bank for $35 million of debtor-in-possession financing to support its operations during the proceeding. The Bankruptcy Court approved $25 million of this amount on an interim basis on March 6, 2001. A final hearing on the debtor-in-possession financing is scheduled for March 26, 2001. A portion of the debtor-in-possession financing is also available to Mail Boxes Etc. and its subsidiaries, which will guarantee the financing.

         Also in conjunction with the filing of the voluntary petitions, the debtors filed an adversary proceeding seeking an injunction under section 105 of the Bankruptcy Code to bar holders of the Company's bank loans and subordinated debt from filing involuntary bankruptcy petitions against Mail Boxes Etc., Mail Boxes USA, Inc. and Global MailBox Express LLC. (U.S. OFFICE PRODUCTS COMPANY, ET AL. V. THE CHASE MANHATTAN BANK, ET AL., Adv. No. 01-00198 (PJW).) On March 6, 2001, the Bankruptcy Court granted a temporary restraining order prohibiting the Registrant's secured bank lenders and holders of the Registrant's 9 3/4% senior subordinated notes due 2008 from taking any enforcement action, including filing an involuntary bankruptcy petition, against those entities pending a hearing on debtors' motion for a preliminary injunction. The ten-day temporary restraining order lapses on March 15, 2001. The Registrant's secured bank lenders and holders of the Registrant's 9 3/4% senior subordinated notes due 2008 have agreed to extend the temporary restraining order through March 28, 2001. The date of the hearing on the preliminary injunction will be determined on March 15, 2001, but is expected to be held on March 26, 2001.

ITEM 5.  OTHER EVENTS

         AGREEMENT TO SELL OFFICE SUPPLIES AND FURNITURE BUSINESS. On March 5, 2001, the Registrant and certain subsidiaries signed a definitive agreement to sell substantially all of the assets of the US Office Products - North America office supply and office furniture business to Corporate Express, Inc. The agreement is attached as Exhibit 99 to this filing. The agreement provides for a purchase price of $250 million in cash in consideration for the assets being sold, subject to certain adjustments. In addition, Corporate Express will assume all post-petition accounts payable and certain other post-petition liabilities of the business, and will offer employment to all employees of the business on substantially the same terms as now exist (including the terms of

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existing employment contracts, which will be assumed). At closing, $37.5 million of the proceeds will be placed in escrow for up to one year to secure claims for adjustment and indemnification, if any, under the terms of the sale agreement; $12.5 million of the escrowed proceeds (less any pending indemnity claims) will be released to the Registrant at the later of six months after closing and resolution of the purchase price adjustments; the balance of the escrow (less any pending indemnity claims) will be released to the Registrant one year after the closing.

         Under the agreement, the transaction will be implemented through a sale under section 363 of the Bankruptcy Code. The transaction will be subject to higher and better offers as a result of a Bankruptcy Court-authorized bidding process and to final approval of the Bankruptcy Court. In addition, the agreement is subject to other closing conditions, including Corporate Express' completing due diligence (which condition will expire no later than March 26, 2001) and receiving financing and bank consents, regulatory clearances, and other customary conditions. The agreement provides, subject to Bankruptcy Court approval, for payment to Corporate Express of a break-up fee of $7.5 million plus reimbursement of expenses of up to $6.0 million (1) if the Bankruptcy Court approves the sale of the business to another bidder, or (2) if the Bankruptcy Court does not approve the proposed bid procedures or the sale to Corporate Express and thereafter the Registrant either sells the assets to another buyer within 12 months, or a plan or reorganization of the Registrant is confirmed within 24 months. The agreement also provides for reimbursement of up to $6.0 million in expenses if the agreement is terminated due to breaches by the Registrant, occurrence of a material adverse change, if Corporate Express is dissatisfied with its due diligence in certain respects, or if the transaction does not close by July 9, 2001.

         AGREEMENT TO SELL MAIL BOXES ETC. ASSETS. On March 2, 2001, Mail Boxes Etc., a wholly-owned subsidiary of the Registrant, and its operating subsidiary, Mail Boxes USA, Inc. (collectively, "MBE"), entered into an asset purchase agreement to sell substantially all of their assets, including its ownership interest in Global MailBox Express LLC, to a subsidiary of United Parcel Service, Inc. ("UPS"). The purchase price is $200 million in cash, subject to adjustment for changes in working capital, contractual liabilities to be retained by the sellers, and allowances for certain aged receivables. The Registrant currently estimates that the adjustments will result in a price reduction of approximately $9.0 million at closing. UPS will assume most of the ordinary course liabilities of MBE. Approximately $17.5 million of the purchase price will be paid with a promissory note, up to $5 million of which will be repaid following the resolution of any final purchase price adjustments, and the remainder of which will be repaid upon the later of the second anniversary of the closing or when all potential claims are satisfied in accordance with the terms of the asset purchase agreement.

         The agreement with UPS is subject to customary closing conditions, including regulatory clearance. Because Mail Boxes Etc. and Mail Boxes Etc. USA are not debtors in the Registrant's bankruptcy case, the sale is not subject to Bankruptcy Court approval or to higher and better offers. The agreement provides for a break up fee of $10.0 million if MBE sells its business, assets or capital stock to, or engages in a merger or similar transaction with, another buyer before March 2, 2002.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  The following exhibit is filed herewith:

         99 Asset Purchase Agreement By and Among Corporate Express Office Products, Inc. Atlantic Acquisition Corporation, U.S. Office Products Company and the Various USOP Subsidiaries Listed Therein, dated as of March 5, 2001.



























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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                U.S. OFFICE PRODUCTS COMPANY


                                By:  /s/ Mark D. Director
                                    -----------------------------------
                                    Mark D. Director
                                    Executive Vice President, Secretary
                                    and General Counsel



Dated:  March 12, 2001



















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